Exhibit 99.1

Lydall, Inc. One Colonial Road Manchester, CT 06042-2307	Telephone 860-646-1233 Facsimile 860-646-4917 www.lydall.com

News Release

Lydall to Acquire Interface Performance Materials, a Leader in Gasket and Specialty Materials

- Strengthens engineered materials offering, with a leading globally-recognized brand

- Leverages existing manufacturing capabilities and know-how

- Enhances Lydall’s portfolio with meaningful scale and margin profile

MANCHESTER, CT – August 9, 2018 – Lydall, Inc. (“Lydall” or the “Company”) (NYSE: LDL), today announced it has entered into an agreement to acquire Interface Performance Materials (“Interface”) for $265 million in cash. The transaction will further advance Lydall’s engineered materials offering in new markets with similar technologies utilized in our Performance Materials business. Interface is a leading globally-recognized brand that delivers complete sealing solutions with a comprehensive product portfolio, deep in-house technical capabilities and vertical integration. The transaction is expected to close in the Third Quarter of 2018, subject to the completion of specified closing conditions, including receipt of customary merger control approval from U.S. authorities.

A leader in the delivery of engineered sealing solutions, Interface partners with OEMs and Tier I manufacturers to serve both original equipment and aftermarket needs in segments such as Agriculture, Construction, Earthmoving, Industrial and Automotive. Headquartered in Lancaster, Pennsylvania, Interface supports its global sales with manufacturing sites in the U.S., Germany and India.

Interface’s reported sales and adjusted EBITDA for the fiscal year ended December 31, 2017 were $142 million and $26 million, respectively. The business is expected to achieve sales of approximately $150 million and adjusted EBITDA of approximately $29 million in the trailing 12 months ending August 31, 2018. Lydall expects to leverage its business efficiencies, operating discipline and economies of scale to generate an estimated annual cost savings of approximately $4 million by 2020.

The acquisition is expected to be accretive to Lydall’s earnings, net of the effects of purchase accounting approximately six months after closing. Lydall’s financial results for the Second Quarter 2018 included approximately $1.1 million of expenses related to this transaction, and it is estimated that approximately $3 million of additional non-recurring transaction and integration expenses will be incurred over the second half of 2018 and approximately $1 million in 2019.

As a leader in fiber-based wetlaid production, Lydall will leverage manufacturing expertise with plans to optimize supporting functions throughout the business. The Interface business will become part of the Performance Materials operating segment with the expectation to complete integration within one year of closing.

The transaction is expected to be financed predominantly from borrowings under the Company’s amended credit facility; the provisions of which are being finalized with our banking partners.

Dale G. Barnhart, Lydall’s President and Chief Executive Officer, commented, “We are extremely excited about yet another transformational acquisition for Lydall. Interface Performance Materials expands our engineered materials portfolio with favorable margins while further shifting our concentration away from Automotive, which continues to be the focus of our long-term strategy. Interface is very well known in the industry for providing high-quality solutions and is uniquely positioned with deep in-house expertise for research, design, testing, production and fabrication.” Barnhart added, “Additionally, the culture, innovation and technology similarities between Interface and our legacy Performance Materials business create a complementary fit and provide opportunities for future growth. We look forward to welcoming Interface’s employees to the family once the deal closes.”

Victor Swint, President and CEO of Interface Performance Materials, commented, “I am proud of the company we have built and am excited that Interface will have the opportunity to achieve even greater success as part of Lydall. Lydall’s goals are well aligned with our core values, including commitment to integrity, performance and innovation, and with this transaction, we will continue to deliver best-in-class products and solutions.” Swint added, “This is a significant next chapter for Interface, and I am incredibly excited about our future with Lydall.”

Lydall, Inc. is a New York Stock Exchange listed company, headquartered in Manchester, Connecticut with global manufacturing operations producing specialty engineered products for the thermal/acoustical and filtration/separation markets. For more information, visit http://www.lydall.com. is a registered trademark of Lydall, Inc. in the U.S. and other countries.

Conference Call and Webcast

Lydall will host a conference call on August 10, 2018 at 10:00 a.m. ET to discuss this announcement. Pre-registration for this call, as well as a live webcast can be found at the Company’s website www.lydall.com under the Investor Relations’ Section. The call may be accessed at (888) 338-7142, from within the U.S., or (412) 902-4181, internationally. A recording of the call will be available from 12:00 p.m. ET on August 10, 2018 through 11:59 p.m. ET on August 17, 2018 at (877) 344-7529 from within the U.S., or (412) 317-0088, passcode 10123232. Also, additional information, including a presentation supporting the conference call, can be found on the Company's website www.lydall.com under the Investor Relations' Section.

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Cautionary Note Concerning Factors That May Affect Future Results

This publication contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this publication that are not statements of historical fact, including statements related to the expected timetable for closing the acquisition, including the satisfaction or waiver of closing conditions and the Company’s plans for financing the Acquisition, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussions herein. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others, any delays in receiving required regulatory approvals, the Company’s ability to successfully integrate Interface’s business into its business, the Company’s ability to retain and hire key personnel, the risk that disruption resulting from the Acquisition may adversely affect the Company’s and Interface’s respective businesses and business relationships, including with employees and suppliers, or in satisfying other closing conditions and disruptions in the global credit and financial markets, including diminished liquidity and credit availability, that could have a negative impact on the Company’s completion of the Acquisition. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding factors that may cause actual results to differ materially from these forward-looking statements is available in Lydall’s filings with the Securities and Exchange Commission, including the risks and uncertainties identified in Part II, Item 1A - Risk Factors of Lydall’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and Part I, Item 1A - Risk Factors of Lydall’s Annual Report on Form 10-K for the year ended December 31, 2017.

These forward-looking statements speak only as of the date of this publication, and Lydall does not assume any obligation to update or revise any forward-looking statement made in this publication or that may from time to time be made by or on behalf of the Company.

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For further information: Brendan Moynihan Vice President, Financial Planning and Investor Relations Telephone 860-646-1233 Facsimile 860-646-4917 info@lydall.com www.lydall.com

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